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                                                                   Exhibit 10.22


                           PLACEMENT AGENT AGREEMENT


                                                                  July 18, 2005


CI Law Trustees Limited for the San Roque Trust
Dr. Serge C.P. Belamant
Net 1 UEPS Technologies, Inc.
c/o Net 1 UEPS Technologies, Inc.
President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank
Johannesburg
South Africa

Brait International Limited
South African Private Equity Fund III, L.P.
South African Private Equity Trust III
c/o South African Private Equity Fund III, L.P.
Walker House
P.O. Box 908
George Town, Grand Cayman
Cayman Islands

Brenthurst Private Equity II Limited
Brenthurst Private Equity South Africa I Limited
9 Columbus Centre
Pelican Drive
Road Town
Tortola
British Virgin Islands

Dear Sirs:

     SECTION 1. APPOINTMENT OF PLACEMENT AGENT. This Agreement confirms our understanding that CI Law Trustees Limited for the San Roque Trust, Dr. Serge C.P. Belamant, Brait International Limited, South African Private Equity Fund III, L.P., South African Private Equity Trust III, Brenthurst Private Equity II Limited and Brenthurst Private Equity South Africa I Limited (collectively, the "Sellers") hereby appoint Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. as their placement agents (collectively, the "Placement Agents") in connection with the proposed private placement referenced in the stock purchase agreement (the "Stock Purchase Agreement") by and among the Sellers, the Purchasers (as defined in the Stock Purchase Agreement) and Net 1 UEPS Technologies, Inc., a Florida corporation (the "Company") and dated July 18, 2005. All

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capitalized terms used in this Agreement but not defined herein shall have the same meaning as defined in the Stock Purchase Agreement. On the basis of the representations and warranties contained in the Stock Purchase Agreement, but subject to the terms and conditions set forth herein, the Placement Agents agree to use their reasonable efforts to solicit and receive offers to purchase the Purchased Shares. Notwithstanding anything to the contrary contained in this Agreement, the Placement Agent shall have no obligation to purchase any of the Purchased Shares, or any liability to the Company if any prospective purchaser fails to consummate a purchase of any of the Purchase Shares.


     SECTION 2. FEES. (a). Once the sale of the Purchased Shares is consummated, the Placement Agents will charge the Sellers a placement fee (the "Placement Fee") per Purchased Share equivalent to the Public Offering Price (as defined in the underwriting agreement (the "Underwriting Agreement") to be entered into between the Company, certain shareholders of the Company named in
Schedule I thereto and the Underwriters (as defined therein)) less the Purchase Price (as defined in the Underwriting Agreement) and each Seller will pay the Placement Fee in respect of the Purchased Shares sold by it on the Closing Date in immediately available funds.

     (b) The right of the Placement Agents to receive the fees set forth in this Section 2 shall survive the termination of this Agreement in accordance with Section 6 hereof.

     SECTION 3. ADVERTISING. Upon the completion of the Placement, the Placement Agents will be entitled to advertise the transaction in their usual formats, at their expense in periodicals of their choice.

     SECTION 4. INDEMNITY AND CONTRIBUTION. The Company and the Placement Agents agree to the indemnification and contribution arrangements set forth in
Schedule I hereto.

     SECTION 5. INDEMNITY TO SURVIVE. The indemnities set forth herein will remain in full force and effect regardless of any investigation made by or on behalf of the Placement Agents or the Company or any of their respective officers, directors or controlling persons, and will survive delivery of any payment for the Purchased Shares. The provisions of this Section and Sections 2, 4, 6, and 7 hereof shall survive the termination or cancellation of this Agreement.

     SECTION 6. TERMINATION. The Placement Agents' services hereunder may be terminated with or without cause by either the Sellers or the Placement Agents at any time and without liability or continuing obligation to the Placement Agents or the Sellers, except for any compensation earned by the Placement Agents to the date of termination.

     SECTION 7. GOVERNING LAW. This Agreement (including Schedule I) shall be governed by and construed in accordance with the internal laws of the State of New York.

     SECTION 8. COUNTERPARTS; HEADINGS. This Agreement may be signed in counterparts with the same effect as if the signatures thereto were on the same instrument. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

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     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement shall represent a binding agreement between the Placement Agents, the Sellers and the Company.


                                             Very truly yours,

                                             Morgan Stanley & Co. Incorporated


                                             By:___________________________
                                                Name:
                                                Title:


                                             J.P. Morgan Securities Inc.


                                             By:___________________________
                                                Name:
                                                Title:


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Accepted as of July 18, 2005

CI Law Trustees Limited for the San Roque Trust
Dr. Serge C.P. Belamant


By: /s/ Dr. Serge C.P. Belamant
   ------------------------------
   Name:  Dr. Serge C.P. Belamant
   Title:


Brait International Limited


By: /s/ Brett Childs
   ------------------------------
   Name:  Brett Childs
   Title: Director

South African Private Equity Fund III, L.P.

By: /s/ Hans Schibli
   ------------------------------
   Name:  Hans Schibli
   Title: Director

South African Private Equity Trust III


By: /s/ Anthony Ball
   ------------------------------
   Name:  Anthony Ball
   Title: Manager


Brenthurst Private Equity II Limited
Brenthurst Private Equity South Africa I Limited


By: /s/ Alasdair J.K. Pein
   ------------------------------
   Name:  Alasdair J.K. Pein
   Title: Managing Partner, Southern Cross Capital LLC


Net 1 UEPS Technologies, Inc.


By: /s/
   ------------------------------
   Name:
   Title:

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                                                                      SCHEDULE I

     This Schedule I is attached to and incorporated by reference into the Placement Agent Agreement dated July 18, 2005 (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement or the Stock Purchase Agreement.

     The Company agrees to indemnify and hold harmless the Placement Agents and their affiliates, and the respective directors, officers, agents and employees of the Placement Agents and their affiliates and each other entity or person, if any, controlling the Placement Agents or any of their affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the Placement Agents and each such entity or person being collectively referred to as a "Placement Agent Indemnified Party") from and against any losses, claims, damages or liabilities (or actions in respect thereof) relating to, arising out of or in connection with (i) the sale of the Purchased Shares or
(ii) the matters contemplated by the Agreement or the transactions contemplated by the Stock Purchase Agreement caused by any untrue statement or alleged untrue statement of a material fact contained in the Company's Registration Statement on Form S-1 (Registration Number 333-125273) or by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company will reimburse any Placement Agent Indemnified Party for all expenses (including, without limitation, fees and disbursements of counsel) incurred by such Placement Agent Indemnified Party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation to which the Placement Agent Indemnified Party is a party, in each case, as such expenses are incurred or paid. With respect to clause (i) above, the Company will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of such Placement Agent Indemnified Party. The Company also agrees that no Placement Agent Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the sale of the Purchased Shares, except for any such liability for losses, claims, damages or liabilities with respect to clause (i) above incurred by the Company that are finally judicially determined to have resulted from the bad faith or gross negligence of such Placement Agent Indemnified Party.


     In case any proceeding (including any governmental investigation) shall be instituted involving any Placement Agent Indemnified Party, such Placement Agent Indemnified Party shall promptly notify the Company in writing and the Company, upon request of the Placement Agent Indemnified Party, shall retain counsel reasonably satisfactory to the Placement Agent Indemnified Party to represent the Placement Agent Indemnified Party and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, such Placement Agent Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Placement Agent Indemnified Party unless (i) the Company and the Placement Agent

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Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Placement Agent Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such Placement Agent Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firms for the Placement Agent Indemnified Parties, such firms shall be designated in writing by the Placement Agent Indemnified Parties. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify each Placement Agent Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Placement Agent Indemnified Party shall have requested the Company to reimburse such Placement Agent Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Placement Agent Indemnified Party in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of each Placement Agent Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Placement Agent Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Placement Agent Indemnified Party, unless such settlement includes an unconditional release of such Placement Agent Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the second paragraph of this
Schedule I is unavailable to a Placement Agent Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying such Placement Agent Indemnified Party thereunder, shall contribute to the amount paid or payable by such Placement Agent Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and its shareholders, on the one hand, and the Placement Agents, on the other hand, from the sale of the Purchased Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Placement Agents in connection with the actions, statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and its shareholders and the Placement Agents shall be deemed to be in the same respective proportions as the net proceeds that the Sellers will receive from the proposed sale of the Purchased Shares (after deducting the Placement Fee, but before deducting expenses) and the total Placement Fee that the Placement Agents will receive from the proposed sale of the Purchased Shares bear to the aggregate price at which the Purchased Shares will be sold to Purchasers pursuant to the proposed sale of the Purchased Shares. The relative fault of the Company, on the one hand, and the Placement Agents,

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on the other hand (i) in the case of any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.

     The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Schedule I were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a Placement Agent Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Placement Agent Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding any of the provisions of this Schedule I, in no event shall the Placement Agents' aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by them under the Agreement.

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